Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2016

Revenues of $631 Million, Up 3% (~5% on a constant currency basis)1

Global Client BPO Revenues of $425 Million, Up 9% (~10% on a constant currency basis)

Diluted EPS of $0.31, Up 8%; Adjusted Diluted EPS of $0.36,2 Up 10%

NEW YORK, August 3, 2016 — Genpact Limited (NYSE: G), a global leader in digitally-powered business process management and services, today announced financial results for the second quarter ended June 30, 2016.

Key Financial Results – Second Quarter 2016

•	Total revenue was $630.5 million, up 3% year over year (up ~5% on a constant currency basis).

•

Income from operations was $79.9 million, down 11% year over year, with an income from operations margin of 12.7%; and adjusted income from operations was $94.2 million, down 6% year over year, with an adjusted income from operations margin of 14.9%.[3]

•	Diluted earnings per share were $0.31, up 8% year over year, and adjusted diluted earnings per share were $0.36, up 10% year over year.

•

Genpact repurchased approximately 2.0 million of its common shares during the quarter at an average price of $27.27 per share for a total of approximately $53 million under its $500 million share repurchase program. Since the inception of this program in February 2015, Genpact has repurchased 13.2 million of its common shares at an average price of $23.77 per share for a total of approximately $313 million.

“Genpact delivered steady second quarter results in an uncertain macro environment.  Our Global Client BPO business continued to deliver strong performance driven by our highly differentiated Lean DigitalSM transformative engagements, that bring together our consulting, digital and analytics practices with our deep domain expertise,” said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO.  “Challenging business conditions in the investment banking and healthcare industries have led to cuts in discretionary IT spending that weighed upon our Global Client IT revenue in the second quarter and will impact our top line outlook for the full year.  With our unique positioning in the industry evidenced by increasing Lean DigitalSM-driven transformative engagements in our pipeline, we continue to remain highly confident in our long-term growth trajectory.”

Revenue Details – Second Quarter 2016

•	Revenue from Global Clients was $521 million, up 5% year over year (up ~7% on a constant currency basis), representing approximately 83% of total revenues.

•	Revenue from GE was $109 million, down 5% year over year, representing approximately 17% of total revenues.

•	Total BPO revenue was $508 million, up 6% year over year, representing approximately 81% of total revenues.

1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

2 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

3 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

•	Global Client BPO revenue was $425 million, up 9% year over year (up ~10% on a constant currency basis).

•	GE BPO revenue was $84 million, down 7% year over year.

•	Total IT revenue was $122 million, down 5% year over year, representing approximately 19% of total revenues.

•	Global Client IT revenue was $97 million, down 7% year over year.

•	GE IT revenue was $26 million, up 5% year over year.

During the six months ended June 30, 2016, GE divested certain businesses that Genpact continues to serve.  Historically, we have reclassified revenues from these divested GE businesses as Global Client revenues in each fiscal quarter beginning on the date of divestiture.  However, beginning with 2016, we will reclassify such revenue as Global Client revenue only at the end of each fiscal year.  We believe that this change will allow us to provide a more consistent view of the trends underlying our Global Client and GE businesses. If we had reclassified the revenue from such GE-divested businesses during the second quarter, Global Client revenues for the quarter ended June 30, 2016 would have been $535 million and GE revenues would have been $96 million.

Cash Flow from Operations

•	Cash from operations was $91 million in the second quarter of 2016, up 1% from $90 million in the second quarter of 2015.

Other Metrics as of June 30, 2016

•

For the 12-month period ended June 30, 2016, the number of our client relationships generating annual revenue over $5 million increased to 104 from 102 as of June 30, 2015. This includes client relationships generating more than $15 million in annual revenue increasing to 34 from 31 and client relationships generating more than $25 million in annual revenue remaining constant at 17.

•	Genpact's employee attrition rate for the quarter was approximately 26%, measured from the first day of employment, down from 29% for the same period in 2015.

2016 Outlook

Genpact now expects:

•

Total revenue for 2016 to be $2.59 to $2.62 billion (including an assumed adverse foreign exchange impact of $41 million, almost all of which is reflected in Global Client revenue), which represents a growth range of 5% to 6%, or 7% to 8% on a constant currency basis;

•	Global Client revenue growth to be in the range of 8% to 9%, or 10% to 11% on a constant currency basis;

•	Adjusted income from operations margin of approximately 15.5%;[4] and

•	Adjusted diluted EPS of $1.40 to $1.42.[5]

4 Adjusted income from operations margin is a non-GAAP measure.   A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

5 Adjusted diluted earnings per share is a non-GAAP measure.  A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 3, 2016 to discuss the company’s performance for the second quarter of 2016. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the participant code, 47200607.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.”  We are a global leader in digitally-powered business process management and services. We architect the Lean DigitalSM enterprise through our patented Smart Enterprise Processes (SEPSM) framework that reimagines our clients’ operating models end-to-end, including the middle and back offices.  This creates Intelligent OperationsSM that we help design, transform, and run. The impact on our clients is a high return on transformation investments through growth, efficiency, and business agility. For two decades, first as a General Electric division and later as an independent company, we have been passionately serving our clients. Today, we generate impact for a few hundred strategic clients, including approximately one-fifth of the Fortune Global 500, and have grown to over 75,000 people in 25 countries, with key offices in New York City. The resulting business process and industry domain expertise and experience running complex operations are a unique heritage and focus that help us drive the best choices across technology, analytics, and organizational design. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2015	2016
Assets
Current assets
Cash and cash equivalents	$450,907	$407,260
Accounts receivable, net	590,137	598,228
Prepaid expenses and other current assets	154,025	196,841
Total current assets	$1,195,069	$1,202,329
Property, plant and equipment, net	175,396	185,643
Deferred tax assets	99,395	80,114
Investment in equity affiliates	6,677	6,230
Intangible assets, net	98,601	84,421
Goodwill	1,038,346	1,055,968
Other assets	180,005	219,810
Total assets	$2,793,489	$2,834,515
Liabilities and equity
Current liabilities
Short-term borrowings	$21,500	$60,000
Current portion of long-term debt	39,134	39,158
Accounts payable	10,086	12,373
Income taxes payable	24,122	43,911
Accrued expenses and other current liabilities	499,638	417,304
Total current liabilities	$594,480	$572,746
Long-term debt, less current portion	737,332	717,745
Deferred tax liabilities	2,093	2,840
Other liabilities	155,228	186,342
Total liabilities	$1,489,133	$1,479,673
Redeemable non-controlling interest	—	2,778
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 211,472,312 and 208,953,289 issued and outstanding as of December 31, 2015 and June 30, 2016, respectively	2,111	2,086
Additional paid-in capital	1,342,022	1,373,679
Retained earnings	411,508	448,867
Accumulated other comprehensive income (loss)	(451,285)	(472,568)
Total equity	$1,304,356	$1,352,064
Total liabilities, redeemable non-controlling interest and equity	$2,793,489	$2,834,515

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Net revenues	$609,532	$630,523	$1,196,685	$1,240,226
Cost of revenue	366,304	383,755	723,780	756,603
Gross profit	$243,228	$246,768	$472,905	$483,623
Operating expenses:
Selling, general and administrative expenses	149,230	165,197	297,978	325,346
Amortization of acquired intangible assets	7,315	6,493	14,656	12,638
Other operating (income) expense, net	(2,670)	(4,862)	(3,132)	(9,923)
Income from operations	$89,353	$79,940	$163,403	$155,562
Foreign exchange gains (losses), net	7,433	4,808	(112)	3,810
Interest income (expense), net	(17,352)	(3,433)	(26,377)	(6,271)
Other income (expense), net	811	503	1,269	1,381
Income before equity-method investment activity, net and income tax expense	$80,245	$81,818	$138,183	$154,482
Gain (loss) on equity-method investment activity, net	(2,340)	(2,074)	(4,563)	(4,219)
Income before income tax expense	$77,905	$79,744	$133,620	$150,263
Income tax expense	15,204	15,395	26,266	27,638
Net income	$62,701	$64,349	$107,354	$122,625
Net loss (income) attributable to redeemable non-controlling interest	—	882	—	1,171
Net income attributable to Genpact Limited shareholders	$62,701	$65,231	$107,354	$123,796
Net income available to Genpact Limited common shareholders	$62,701	$65,231	$107,354	$123,796
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.29	$0.31	$0.49	$0.59
Diluted	$0.28	$0.31	$0.48	$0.58
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	218,525,149	210,178,050	219,208,922	210,479,108
Diluted	220,962,306	213,803,134	221,654,703	213,848,050

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2015	2016
Operating activities
Net income attributable to Genpact Limited shareholders	$107,354	$123,796
Net income (loss) attributable to redeemable non-controlling interest	—	(1,171)
Net income	$107,354	$122,625
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	26,811	26,997
Amortization of debt issuance costs (including loss on extinguishment of debt)	12,759	767
Amortization of acquired intangible assets	14,656	12,638
Intangible assets write-down	—	5,814
Reserve for doubtful receivables	1,266	4,467
Unrealized loss on revaluation of foreign currency asset/liability	3,397	2,055
Equity-method investment activity, net	4,563	4,219
Excess tax benefit on stock-based compensation	—	(6,699)
Stock-based compensation expense	11,314	13,516
Deferred income taxes	(8,242)	17,870
Others, net	(87)	54
Change in operating assets and liabilities:
Increase in accounts receivable	(34,451)	(15,137)
Increase in prepaid expenses, other current assets and other assets	(32,423)	(62,414)
Increase in accounts payable	1,165	2,881
Decrease in accrued expenses, other current liabilities and other liabilities	(27,678)	(76,806)
Increase in income taxes payable	34,176	26,341
Net cash provided by operating activities	$114,580	$79,188
Investing activities
Purchase of property, plant and equipment	(30,172)	(46,595)
Proceeds from sale of property, plant and equipment	784	236
Investment in equity affiliates	(9,924)	(5,283)
Payment for business acquisitions, net of cash acquired	(17,718)	(11,633)
Net cash used for investing activities	$(57,030)	$(63,275)
Financing activities
Repayment of capital lease obligations	(1,091)	(903)
Payment of debt issuance and refinancing costs	(6,584)	—
Proceeds from long-term debt	800,000	—
Repayment of long-term debt	(664,875)	(20,000)
Proceeds from short-term borrowings	1,451,500	60,000
Repayment of short-term borrowings	(1,565,000)	(21,500)
Proceeds from issuance of common shares under stock-based compensation plans	7,509	11,547
Payment for net settlement of stock-based awards	(6,532)	(97)
Payment of earn-out/deferred consideration	(126)	(1,132)
Payment for stock purchased and retired	(81,399)	(86,404)
Payment for expenses related to stock purchase	(73)	(66)
Excess tax benefit on stock-based compensation	—	6,699
Net cash used for financing activities	$(66,671)	$(51,856)
Effect of exchange rate changes	(10,912)	(7,704)
Net decrease in cash and cash equivalents	(9,121)	(35,943)
Cash and cash equivalents at the beginning of the period	461,788	450,907
Cash and cash equivalents at the end of the period	$441,755	$407,260
Supplementary information
Cash paid during the period for interest	$14,671	$9,125
Cash paid during the period for income taxes	$24,706	$30,269
Property, plant and equipment acquired under capital lease obligations	$876	$959

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Net revenues on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, beginning in April 2016, Genpact’s management will also exclude the impairment of acquired intangible assets from the financial statements it uses for internal management purposes.

Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted certain gains or losses attributable to equity-method investments and non-controlling interests because management views these interests as part of its ongoing operations. For the purpose of calculation of adjusted net income, the combined current and deferred tax effect is considered by multiplying each pre-tax adjustment by the applicable statutory income tax rates.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenues on a constant currency basis are calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted net income, adjusted diluted earnings per share and revenues on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation and amortization of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2015 and 2016:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Income from operations	$89,353	$79,940	$163,403	$155,562
Add: Stock-based compensation	6,654	8,180	11,314	13,516
Add: Amortization and impairment of acquired intangible assets[6]	6,120	6,451	12,232	11,689
Add: Acquisition-related expenses	—	338	798	502
Add: Other income (expense), net	811	503	1,269	1,381
Less: Loss on equity-method investment activity, net	(2,340)	(2,074)	(4,563)	(4,219)
Add: Net loss attributable to redeemable non-controlling interest	—	882	—	1,171
Adjusted income from operations	$100,598	$94,220	$184,453	$179,602

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2016	2015	2016
Net income attributable to Genpact Limited shareholders	$62,701	$65,231	$107,354	$123,796
Add: Stock-based compensation	6,654	8,180	11,314	13,516
Add: Amortization and impairment of acquired intangible assets[6]	6,120	6,451	12,232	11,689
Add: Acquisition-related expenses	—	338	798	502
Less: Tax impact on stock-based compensation	(1,864)	(2,012)	(3,017)	(3,348)
Less: Tax impact on amortization and impairment of acquired intangibles	(1,909)	(1,972)	(3,819)	(3,632)
Less: Tax impact on acquisition-related expenses	—	—	(229)	(59)
Adjusted net income	$71,702	$76,216	$124,633	$142,464
Adjusted diluted earnings per share	$0.32	$0.36	$0.56	$0.67

6 See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” above for a description of the amortization expenses included in this item.

The following tables show the reconciliation of forward-looking adjusted financial measures from GAAP for the year ending December 31, 2016:

Reconciliation of Outlook for Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2016
Income from operations margin	13.6%
Add: Estimated stock-based compensation	1.2%
Add: Estimated amortization and impairment of acquired intangible assets	0.9%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.1%
Less: Estimated loss on equity-method investment activity, net	(0.4)%
Add: Estimated net loss attributable to redeemable non-controlling interest	—
Adjusted income from operations margin	15.5%

Reconciliation of Outlook for Adjusted Diluted EPS

(Unaudited)

(Per share data)

	Year ending December 31, 2016
	Lower	Upper
Diluted EPS	$1.23	$1.25
Add: Estimated stock-based compensation	0.15	0.15
Add: Estimated amortization and impairment of acquired intangible assets	0.10	0.10
Add: Estimated acquisition-related expenses	0.01	0.01
Less: Estimated tax impact on stock-based compensation	0.04	0.04
Less: Estimated tax impact on amortization and impairment of acquired intangibles	0.04	0.04
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.40	$1.42